Exhibit 2.1

FORM OF CONTRIBUTION, CONVEYANCE, ASSIGNMENT AND ASSUMPTION

AGREEMENT

By and Among

EMPIRE PETROLEUM PARTNERS, LP

EMPIRE PETROLEUM PARTNERS GP, LLC

EPP – ATLAS ACQUISITION, LLC

EPP – BESCHE ACQUISITION LLC

EMPIRE PETROLEUM OPERATING, LLC

EMPIRE PETROLEUM SERVICES, LLC

EMPIRE PETROLEUM FUEL DISTRIBUTION, LLC

EPP – TEXAS ACQUISITION, LLC

EPP LEASING I, LLC

EPP LEASING – 1550 LILBURN STONE MOUNTAIN, LLC

EPP – RW ACQUISITION, LLC

SUNOCO NORTH CAROLINA ACQUISITION II, LLC

QUIK-WAY RETAIL ASSOCIATES II, LTD.

QUIK-WAY OPERATING, LLC

AND

EMPIRE PETROLEUM PARTNERS, LLC

Dated as of August [ ● ], 2015

CONTRIBUTION, CONVEYANCE, ASSIGNMENT AND ASSUMPTION AGREEMENT

This Contribution, Conveyance, Assignment and Assumption Agreement, dated as of August [ ● ], 2015 (this “Agreement”), is by and among Empire Petroleum Partners, LP, a Delaware limited partnership (the “Partnership”), Empire Petroleum Partners GP, LLC, a Delaware limited liability company (the “General Partner”), EPP – Atlas Acquisition, LLC, a Delaware limited liability company (“EPP Atlas”), EPP – Besche Acquisition LLC, a Delaware limited liability company (“EPP Besche”), Empire Petroleum Operating, LLC, a Delaware limited liability company (“OpCo”), Empire Petroleum Services, LLC, a Delaware limited liability company (“Services”), Empire Petroleum Fuel Distribution, LLC, a Delaware limited liability company (“Distribution”), EPP – Texas Acquisition, LLC, a Delaware limited liability company (“EPP Texas”), EPP Leasing I, LLC, a Maryland limited liability company (“EPP Leasing”), EPP Leasing – 1550 Lilburn Stone Mountain, LLC, a Delaware limited liability company (“Lilburn”), EPP – RW Acquisition, LLC, a Delaware limited liability company (“EPP RW”), Sunoco North Carolina Acquisition II, LLC, a Maryland limited liability company (“Sunoco NC”), Quik-Way Retail Associates II, Ltd., a Texas limited partnership (“Quik-Way”), Quik-Way Operating, LLC, a Delaware limited liability company (“Quik-Way Operating”), and Empire Petroleum Partners, LLC, a Delaware limited liability company (“Empire”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Appendix A.

RECITALS

WHEREAS, the General Partner and Empire have formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act;

WHEREAS, certain of the Empire Entities own real property, improvements and fixtures thereon, related rights thereto and certain personal property associated with the retail fuel outlets set forth on Schedules IV through XII hereto (each, a “Fee Site”);

WHEREAS, the Parties desire that all right, title and interest of the applicable Empire Entities in and to the Fee Sites be conveyed and assigned as and to the extent set forth in this Agreement;

WHEREAS, certain of the Empire Entities are lessees of the retail fuel outlets set forth on Schedules XIII through XVII (each, a “Leased Site” and, together with the Fee Sites, the “Sites”).

WHEREAS, the Parties desire that all right, title and interest of the applicable lessee of the Leased Sites in and to each related lease be conveyed and assigned as and to the extent set forth in this Agreement;

WHEREAS, in order to accomplish the objectives and purposes in the preceding Recitals, each of the following actions has been taken prior to the date hereof:

1.	Empire formed the General Partner under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed to the General Partner $900 in exchange for all of the limited liability company interests in the General Partner.

2.	The General Partner and Empire formed the Partnership under the terms of the Delaware LP Act and Empire contributed $1,000 to the Partnership as a capital contribution. In exchange for its $1,000 contribution, Empire was issued all of the limited partnership interests in the Partnership. The General Partner was issued a 0% non-economic general partner interest in the Partnership.

3.	Certain members of management of the Partnership contributed an aggregate of $85 to the General Partner in exchange for an approximate 8.6% limited liability company interest in the General Partner.

4.	Empire formed OpCo under the terms of the Delaware LLC Act and contributed to OpCo $1,000 in exchange for all of the limited liability company interests in OpCo.

5.	Empire formed Services under the terms of the Delaware LLC Act and contributed to Services $1,000 in exchange for all of the limited liability company interests in Services.

6.	Sunoco NC will convey the Consignment Site listed on Schedule VI hereto to OpCo.

7.	Empire formed Distribution under the terms of the Delaware LLC Act and contributed to Distribution $1,000 in exchange for all of the limited liability interests in Distribution.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions will occur at the times specified herein:

1.	Empire will assign the Supply Agreements set forth on Schedule IA hereto to Distribution, the Motor Fuel Purchase Agreements set forth on Schedule IB hereto to Distribution and the Consignment Agreements set forth on Schedule IC hereto to Quik-Way.

2.	Quik-Way will assign the Motor Fuel Purchase Agreement set forth on Schedule IIA hereto and the Supply Agreements set forth on Schedule IIB hereto to Distribution.

3.	Empire will assign the Purchase and Sale Agreements and certain other agreements set forth on Schedule III hereto to OpCo.

4.	EPP Besche will assign the Consignment Agreements set forth on Schedule X hereto to Quik-Way.

5.	Quik-Way will convey all of the Dealer-Operated Sites set forth on Schedule IV hereto to OpCo.

6.	Quik-Way Operating will convey all of the Dealer-Operated Sites set forth on Schedule V hereto to OpCo.

7.	Quik-Way will convey all of the Consignment Sites set forth on Schedule VII hereto to OpCo.

8.	Quik-Way Operating will convey all of the Consignment Sites set forth on Schedule VIII hereto to OpCo.

9.	EPP Texas will convey all of the Consignment Sites set forth on Schedule IX hereto to OpCo.

10.	EPP Besche will convey certain personal property associated with the Consignment Sites set forth on Schedule X hereto to Quik-Way.

11.	EPP Atlas will convey all of the Consignment Sites set forth on Schedule XI hereto to OpCo.

12.	EPP RW will convey all of the Consignment Sites set forth on Schedule XII hereto to OpCo.

13.	Empire will assign the leases set forth on Schedule XIII hereto to OpCo.

14.	Empire will assign the leases set forth on Schedule XIV hereto to Quik-Way.

15.	EPP Leasing will assign the leases set forth on Schedule XV hereto to Quik-Way.

16.	Quik-Way will assign the leases set forth on Schedule XVI hereto to OpCo.

17.	EPP Atlas will assign the leases set forth on Schedule XVII to OpCo.

18.	Quik-Way Operating will assign the lease set forth on Schedule XIX hereto to OpCo.

19.	Empire will convey its interests in Quik-Way Operating, Empire Commercial Fueling, LLC, a Maryland limited liability company (“Empire Commercial Fueling”), Paige & Standbridge Acquisition, LLC, a Delaware limited liability company (“P&S Acquisition”), EPP-Colorado Acquisition, LLC, a Delaware limited liability company (“EPP Colorado”), Sunoco NC, BEX-UST, EPP Atlas, EPP Texas and EPP RW to Services.

20.	Empire will convey its interests in Services, EPP Leasing, Lilburn, Distribution, EPP Besche and Mirramont Holdings, LLC, a Delaware limited liability company (“Mirramont Holdings”) to OpCo.

21.	Empire will convey a 100% limited liability company interest in OpCo to the Partnership as a capital contribution in exchange for: (i) [ ● ] Common Units, (ii) [ ● ] Subordinated Units, (iii) the assumption by the Partnership of $[ ● ] in indebtedness of Empire under the Existing Credit Facility and (iv) the right to receive $[ ● ] million in proceeds from the Offering (the “Equity Distribution”).

22.	The Partnership and Services will enter into the Amended and Restated Credit Facility.

23.	The Partnership will redeem the initial limited partner interests of Empire and will refund Empire’s initial contribution of $1,000, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contribution to the Partnership, in proportion to such initial contribution.

24.	The agreements of limited partnership and the limited liability company agreements of certain of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and contained in this Agreement.

25.	Distribution, QWRA II and Empire Commercial Fueling will enter into that certain Fuel Supply Agreement dated the date hereof.

WHEREAS, the members, partners or stockholders of the Parties have taken all partnership, limited liability company or corporate action, as the case may be, required to approve the transactions contemplated by this Agreement;

WHEREAS, at the Effective Time, the public, through the Underwriters, will purchase from the Partnership for $[ ● ] million in cash, less the amount of $[ ● ] million payable to the Underwriters after taking into account the Underwriters’ discount of [ ● ]% and the Structuring Fee payable to Barclays Capital Inc. and Wells Fargo Securities, LLC, [ ● ] Common Units (representing a [ ● ]% limited partner interest in the Partnership); and

WHEREAS, at the Effective Time, the Partnership will (i) pay the Structuring Fee to Barclays Capital Inc. and Wells Fargo Securities, LLC, (ii) pay the transaction expenses, estimated to be approximately $[ ● ] million, (iii) distribute the Equity Distribution to Empire.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

In addition to the terms defined in the introductory paragraph and the Recitals of this Agreement, for purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A.

ARTICLE II

ASSIGNMENT OF CERTAIN AGREEMENTS

The following shall be completed immediately following the Effective Time in the order set forth herein:

Section 2.1 Assignment of Supply Agreements by Empire to Distribution. Empire hereby transfers, conveys and assigns, absolutely and unconditionally, all of its right, title and interest in and to the Supply Agreements set forth on Schedule IA hereto to Distribution. Distribution hereby assumes all such right, title and interest in the Supply Agreements set forth on Schedule IA hereto.

Section 2.2 Assignment of Motor Fuel Purchase Agreements by Empire to Distribution. Empire hereby transfers, conveys and assigns, absolutely and unconditionally, all of its right, title and interest in and to the Motor Fuel Purchase Agreements set forth on Schedule IB hereto to Distribution. Distribution hereby assumes all such right, title and interest in the Motor Fuel Purchase Agreements set forth on Schedule IB hereto.

Section 2.3 Assignment of Consignment Agreements by Empire to Quik-Way. Empire hereby transfers, conveys and assigns, absolutely and unconditionally, all of its right, title and interest in and to the Consignment Agreements set forth on Schedule IC hereto to Quik-Way. Quik-Way hereby assumes all such right, title and interest in the Consignment Agreements set forth on Schedule IC hereto.

Section 2.4 Assignment of Motor Fuel Purchase Agreement by Quik-Way to Distribution. Quik-Way hereby transfers, conveys and assigns, absolutely and unconditionally, all of its right, title and interest in and to the Motor Fuel Purchase Agreement set forth on Schedule IIA hereto to Distribution. Distribution hereby assumes all such right, title and interest in the Motor Fuel Purchase Agreement set forth on Schedule IIA hereto.

Section 2.5 Assignment of Supply Agreements by Quik-Way to Distribution. Quik-Way hereby transfers, conveys and assigns, absolutely and unconditionally, all of its right, title and interest in and to the Supply Agreements [set forth on Schedule IIB hereto][to which it is a party] to Distribution. Distribution hereby assumes all such right, title and interest in the Supply Agreements [set forth on Schedule IIB hereto][assigned by Quik-Way].

Section 2.6 Assignment of Purchase and Sale Agreements and Other Agreements. Empire hereby transfers, conveys and assigns, absolutely and unconditionally, all of its right, title and interest in and to the Purchase and Sale Agreements and certain other agreements set forth on Schedule III hereto to OpCo. OpCo hereby assumes all such right, title and interest in the Purchase and Sale Agreements and certain other agreements set forth on Schedule III hereto.

Section 2.7 Assignment of Consignment Agreements by EPP Besche to Quik-Way. EPP Besche hereby transfers, conveys and assigns, absolutely and unconditionally, all of its right, title and interest in and to the Consignment Agreements set forth on Schedule X hereto to Quik-Way. Quik-Way hereby assumes all such right, title and interest in the Consignment Agreements set forth on Schedule X hereto.

ARTICLE III

CONVEYANCE AND ASSIGNMENT OF SITES, LEASES AND RELATED ASSETS

Section 3.1 Conveyance by Quik-Way of Dealer-Operated Sites, Consignment Sites and Leasehold Interests in Dealer-Operated Sites to OpCo. At the Effective Time and subject to the terms and conditions contained in this Agreement, Quik-Way will transfer, convey and assign to OpCo all of Quik-Way’s right, title and interest in and to the real property of each of the Dealer-Operated Sites set forth on Schedule IV hereto and each of the Consignment Sites set forth on Schedule VII hereto (such sites, collectively, the “Quik-Way Transferred Fee Sites”) pursuant to Deeds delivered by Quik-Way to OpCo. In connection therewith, at the Effective Time and subject to the terms and conditions contained in this Agreement, Quik-Way hereby transfers, conveys and assigns to OpCo, absolutely and unconditionally, all of Quik-Way’s right, title and interest in and to the following:

(a) Dealer-Operated Lease Agreements: With respect to periods from and after the Effective Time, the lease and related agreements creating Quik-Way’s leasehold interests in the Sites set forth on Schedule XVI hereto (such Sites, together with the Quik-Way Transferred Fee Sites, collectively, the “Quik-Way Transferred Sites”) to OpCo.

(b) Leases/Occupancy Agreements: With respect to periods from and after the Effective Time, each of the lease and other occupancy agreements listed opposite such Quik-Way Transferred Sites on Schedules IV, VII and XVI.

(c) Rights and Warranties: Except as otherwise specified in this Agreement, with respect to periods from and after the Effective Time, any and all assignable permits, license agreements, operating contracts, licenses, franchise agreements and all management, service, supply and maintenance contracts and agreements, and any other assignable agreements, permits or contracts of any nature whatsoever, and all amendments and supplements thereto, relating to (i) the supply of motor fuel to the Dealer-Operated Sites listed on Schedule IV hereto and (ii) the lease to third parties of the Quik-Way Transferred Sites (collectively, the “Quik-Way Assigned Rights”), together with all rights of Quik-Way under any actions to compel performance and other damages under or relating to the Quik-Way Assigned Rights, together with all causes of action that could be the basis for any such actions in the future (the “Quik-Way Actions,” and, together with the Quik-Way Assigned Rights, the “Quik-Way Assigned Rights and Warranties”).

(d) Personal Property: Any and all personal property (whether tangible or intangible) relating to or used in connection with the ownership, leasing or operation of each of the Quik-Way Transferred Sites, excluding any personal property related to the sale of motor fuel at the Consignment Sites set forth on Schedule VII (collectively, the “Quik-Way Personal Property”) which shall be retained by Quik-Way.

Section 3.2 Conveyance by Quik-Way Operating of Dealer-Operated Sites and Consignment Sites and Leasehold Interests in Dealer-Operated Sites to OpCo. At the Effective Time and subject to the terms and conditions contained in this Agreement, Quik-Way Operating will transfer, convey and assign to OpCo all of Quik-Way Operating’s right, title and interest in and to the real property of each of the Dealer-Operated Sites set forth on Schedule V hereto and each of the Consignment Sites set forth on Schedule VIII hereto (such sites, collectively, the “Quik-Way Operating Transferred Fee Sites”) pursuant to Deeds delivered by Quik-Way to OpCo. In connection therewith, at the Effective Time and subject to the terms and conditions contained in this Agreement, Quik-Way Operating hereby transfers, conveys and assigns to OpCo, absolutely and unconditionally, all of Quik-Way Operating’s right, title and interest in and to the following:

(a) Dealer-Operated Lease Agreements: With respect to periods from and after the Effective Time, the lease and related agreements creating Quik-Way Operating’s leasehold interest in the Site set forth on Schedule XIX hereto (such Site, together with the Quik-Way Operating Transferred Fee Sites, the “Quik-Way Operating Transferred Sites”).

(b) Leases/Occupancy Agreements: With respect to periods from and after the Effective Time, each of the lease and other occupancy agreements listed opposite such Quik-Way Operating Transferred Sites on Schedules V and VIII.

(c) Rights and Warranties: Except as otherwise specified in this Agreement, with respect to periods from and after the Effective Time, any and all assignable permits, license agreements, operating contracts, licenses, franchise agreements and all management, service, supply and maintenance contracts and agreements, and any other assignable agreements, permits or contracts of any nature whatsoever, and all amendments and supplements thereto, relating to (i) the supply of motor fuel to the Dealer-Operated Sites listed on Schedules V and XIX hereto and (ii) the lease to third parties of the Quik-Way Operating Transferred Sites (collectively, the “Quik-Way Operating Assigned Rights”), together with all rights of Quik-Way Operating under any actions to compel performance and other damages under or relating to the Quik-Way Operating Assigned Rights, together with all causes of action that could be the basis for any such actions in the future (the “Quik-Way Operating Actions,” and, together with the Quik-Way Operating Assigned Rights, the “Quik-Way Operating Assigned Rights and Warranties”).

(d) Personal Property: Any and all personal property (whether tangible or intangible) relating to or used in connection with the ownership, leasing or operation of each of the Quik-Way Operating Transferred Sites excluding any personal property related to the sale of motor fuel at the Consignment Sites specified on Schedule VIII (collectively, the “Quik-Way Operating Personal Property”) which shall be retained by Quik-Way Operating.

Section 3.3 Conveyance by Sunoco NC of Consignment Site to OpCo. At the Effective Time and subject to the terms and conditions contained in this Agreement, Sunoco NC will transfer, convey and assign to OpCo all of Sunoco NC’s, title and interest in and to the real property of the Consignment Site set forth on Schedule VI (such site, the “Sunoco NC Transferred Site”). In connection therewith, at the Effective Time and subject to the terms and conditions contained in this Agreement, Sunoco NC hereby transfers, conveys and assigns to OpCo, absolutely and unconditionally, all of Sunoco NC’s right, title and interest in and to the following:

(a) Leases/Occupancy Agreements: With respect to periods from and after the Effective Time, each of the lease and other occupancy agreements listed opposite the Sunoco NC Transferred Site on Schedule VI.

(b) Rights and Warranties: Except as otherwise specified in this Agreement, with respect to periods from and after the Effective Time, any and all assignable permits, license agreements, operating contracts, licenses, franchise agreements and all management, service, supply and maintenance contracts and agreements, and any other assignable agreements, permits or contracts of any nature whatsoever, and all amendments and supplements thereto, relating to the lease to third parties of the Sunoco NC Transferred Site (collectively, the “Sunoco NC

Assigned Rights”), together with all rights of Sunoco NC under any actions to compel performance and other damages under or relating to the Sunoco NC Assigned Rights, together with all causes of action that could be the basis for any such actions in the future (the “Sunoco NC Actions,” and, together with the Sunoco NC Assigned Rights, the “Sunoco NC Assigned Rights and Warranties”).

Personal Property: Any and all personal property (whether tangible or intangible) relating to or used in connection with the ownership, leasing or operation of the Sunoco NC Transferred Site excluding any personal property related to the sale of motor fuel at the EPP Texas Transferred Sites (collectively, the “Sunoco Personal Property”) which shall be retained by Sunoco NC.

Section 3.4 Conveyance by EPP Texas of Consignment Sites to OpCo. At the Effective Time and subject to the terms and conditions contained in this Agreement, EPP Texas will transfer, convey and assign to OpCo all of EPP Texas’ right, title and interest in and to the real property of each of the Consignment Sites set forth on Schedule IX (such sites, collectively, the “EPP Texas Transferred Sites”). In connection therewith, at the Effective Time and subject to the terms and conditions contained in this Agreement, EPP Texas hereby transfers, conveys and assigns to OpCo, absolutely and unconditionally, all of EPP Texas’ right, title and interest in and to the following:

(a) Leases/Occupancy Agreements: With respect to periods from and after the Effective Time, each of the lease and other occupancy agreements listed opposite such EPP Texas Transferred Sites on Schedule IX.

(b) Rights and Warranties: Except as otherwise specified in this Agreement, with respect to periods from and after the Effective Time, any and all assignable permits, license agreements, operating contracts, licenses, franchise agreements and all management, service, supply and maintenance contracts and agreements, and any other assignable agreements, permits or contracts of any nature whatsoever, and all amendments and supplements thereto, relating to the lease to third parties of the EPP Texas Transferred Sites (collectively, the “EPP Texas Assigned Rights”), together with all rights of EPP Texas under any actions to compel performance and other damages under or relating to the EPP Texas Assigned Rights, together with all causes of action that could be the basis for any such actions in the future (the “EPP Texas Actions,” and, together with the EPP Texas Assigned Rights, the “EPP Texas Assigned Rights and Warranties”).

(c) Personal Property: Any and all personal property (whether tangible or intangible) relating to or used in connection with the ownership, leasing or operation of each of the EPP Texas Transferred Sites excluding any personal property related to the sale of motor fuel at the EPP Texas Transferred Sites (collectively, the “EPP Texas Personal Property”) which shall be retained by EPP Texas

Section 3.5 Conveyance by EPP Besche of Consignment Sites to OpCo. At the Effective Time and subject to the terms and conditions contained in this Agreement, EPP Besche hereby transfers, conveys and assigns to Quik-Way, absolutely and unconditionally, all of EPP Besche’s right, title and interest in and to any and all personal property (whether tangible or intangible) relating to or used in connection with the sale of motor fuel at the Consignment Sites set forth on Schedule X hereto, excluding any personal property related to the lease to third parties of the Consignment Sites set forth on Schedule X hereto (collectively, the “EPP Besche Personal Property”) which shall be retained by EPP Besche.

Section 3.6 Conveyance by EPP Atlas of Consignment Sites and Leasehold Interests Dealer-Operated Sites to OpCo. At the Effective Time and subject to the terms and conditions contained in this Agreement, EPP Atlas will transfer, convey and assign to OpCo all of EPP Atlas’ right, title and interest in and to the real property of each of the Consignment Sites set forth on Schedule XI (such sites, collectively, the “EPP Atlas Transferred Fee Sites”) pursuant to Deeds delivered by EPP Atlas to OpCo. In connection therewith, at the Effective Time and subject to the terms and conditions contained in this Agreement, EPP Atlas hereby transfers, conveys and assigns to OpCo, absolutely and unconditionally, all of EPP Atlas’ right, title and interest in and to the following:

(a) Dealer-Operated and Consignment Site Lease Agreements: With respect to periods from and after the Effective Time, the lease and related agreements creating EPP Atlas’ leasehold interests in the Sites set forth on Schedule XVII hereto (such Sites, together with the EPP Atlas Transferred Fee Sites, collectively, the “EPP Atlas Transferred Sites”) to OpCo.

(b) Leases/Occupancy Agreements: With respect to periods from and after the Effective Time, each of the lease and other occupancy agreements listed opposite such EPP Atlas Transferred Sites on Schedules XI and XVII.

(c) Rights and Warranties: Except as otherwise specified in this Agreement, with respect to periods from and after the Effective Time, any and all assignable permits, license agreements, operating contracts, licenses, franchise agreements and all management, service, supply and maintenance contracts and agreements, and any other assignable agreements, permits or contracts of any nature whatsoever, and all amendments and supplements thereto, relating to (i) the supply of motor fuel to the Dealer-Operated Sites listed on Schedule XVII hereto and (ii) the lease to third parties of the EPP Atlas Transferred Sites (collectively, the “EPP Atlas Assigned Rights”), together with all rights of EPP Atlas under any actions to compel performance and other damages under or relating to the EPP Atlas Assigned Rights, together with all causes of action that could be the basis for any such actions in the future (the “EPP Atlas Actions,” and, together with the EPP Atlas Assigned Rights, the “EPP Atlas Assigned Rights and Warranties”).

(d) Personal Property: Any and all personal property (whether tangible or intangible) relating to or used in connection with the ownership, leasing or operation of each of the EPP Atlas Transferred Sites excluding any personal property related to the sale of motor fuel at the EPP Atlas Transferred Sites that are Consignment Sites (collectively, the “EPP Atlas Personal Property”) which shall be retained by EPP Atlas.

Section 3.7 Conveyance by EPP RW of Consignment Sites to OpCo. At the Effective Time and subject to the terms and conditions contained in this Agreement, EPP RW will transfer, convey and assign to OpCo all of EPP RW’s right, title and interest in and to the real property of each of the Consignment Sites set forth on Schedule XII (such sites, collectively, the “EPP RW Transferred Sites”). In connection therewith, at the Effective Time and subject to the terms and conditions contained in this Agreement, EPP RW hereby transfers, conveys and assigns to OpCo, absolutely and unconditionally, all of EPP RW’s right, title and interest in and to the following:

(a) Leases/Occupancy Agreements: With respect to periods from and after the Effective Time, each of the lease and other occupancy agreements listed opposite such EPP RW Transferred Sites on Schedule XII.

(b) Rights and Warranties: Except as otherwise specified in this Agreement, with respect to periods from and after the Effective Time, any and all assignable permits, license agreements, operating contracts, licenses, franchise agreements and all management, service, supply and maintenance contracts and agreements, and any other assignable agreements, permits or contracts of any nature whatsoever, and all amendments and supplements thereto, relating to the lease to third parties of any of the EPP RW Transferred Sites (collectively, the “EPP RW Assigned Rights”), together with all rights of EPP RW under any actions to compel performance and other damages under or relating to the EPP RW Assigned Rights, together with all causes of action that could be the basis for any such actions in the future (the “EPP RW Actions,” and, together with the EPP RW Assigned Rights, the “EPP RW Assigned Rights and Warranties”).

(c) Personal Property: Any and all personal property (whether tangible or intangible) relating to or used in connection with the ownership, leasing or operation of each of the EPP RW Transferred Sites excluding any personal property related to the sale of motor fuel at the EPP RW Transferred Sites (collectively, the “EPP RW Personal Property”) which shall be retained by EPP RW.

Section 3.8 Conveyance by Empire of Leasehold Interests in Dealer-Operated Sites to OpCo. At the Effective Time and subject to the terms and conditions contained in this Agreement, Empire hereby transfers, conveys and assigns to OpCo, absolutely and unconditionally, all of Empire’s right, title and interest in and to the following:

(a) Dealer-Operated Site Lease Agreements: With respect to periods from and after the Effective Time, the lease and related agreements creating Empire’s leasehold interests in the Sites set forth on Schedule XIII hereto (such Sites, collectively, the “Empire/OpCo Transferred Sites”) to OpCo.

(b) Leases/Occupancy Agreements: With respect to periods from and after the Effective Time, each of the lease and other occupancy agreements listed opposite such Empire/OpCo Transferred Sites on Schedule XIII.

(c) Rights and Warranties: Except as otherwise specified in this Agreement, with respect to periods from and after the Effective Time, any and all assignable permits, license agreements, operating contracts, licenses, franchise agreements and all management, service, supply and maintenance contracts and agreements, and any other assignable agreements, permits or contracts of any nature whatsoever, and all amendments and supplements thereto, relating to (i) the supply of motor fuel to the Empire/OpCo Transferred Sites that are Dealer-Operated Sites and (ii) the lease to third parties of any of the Empire/OpCo Transferred Sites (collectively, the “Empire OpCo Assigned Rights”), together with all rights of Empire under any actions to compel performance and other damages under or relating to the Empire OpCo Assigned Rights, together with all causes of action that could be the basis for any such actions in the future (the “Empire OpCo Actions,” and, together with the Empire OpCo Assigned Rights, the “Empire OpCo Assigned Rights and Warranties”).

(d) Personal Property: Any and all personal property (whether tangible or intangible) relating to or used in connection with the ownership, leasing or operation of each of the Empire/OpCo Transferred Sites excluding any personal property related to the sale of motor fuel at the Empire/OpCo Transferred Sites that are Consignment Sites (collectively, the “Empire OpCo Personal Property”) which shall be retained by Empire.

Section 3.9 Conveyance by Empire of Leasehold Interests in Company-Operated Sites and Consignment Sites to Quik-Way. At the Effective Time and subject to the terms and conditions contained in this Agreement, Empire hereby transfers, conveys and assigns to Quik-Way, absolutely and unconditionally, all of Empire’s right, title and interest in and to the following:

(a) Company-Operated and Consignment Site Lease Agreements: With respect to periods from and after the Effective Time, the lease and related agreements creating Empire’s leasehold interests in the Sites set forth on Schedule XIV hereto (such Sites, collectively, the “Empire/Quik-Way Transferred Sites”) to Quik-Way.

(b) Leases/Occupancy Agreements: With respect to periods from and after the Effective Time, each of the lease and other occupancy agreements listed opposite such Empire/Quik-Way Transferred Sites on Schedule XIV.

(c) Rights and Warranties: Except as otherwise specified in this Agreement, with respect to periods from and after the Effective Time, any and all assignable permits, license agreements, operating contracts, licenses, franchise agreements and all management, service, supply and maintenance contracts and agreements, and any other assignable agreements, permits or contracts of any nature whatsoever, and all amendments and supplements thereto, relating to the Empire/Quik-Way Transferred Sites (collectively, the “Empire Quik-Way Assigned Rights”), together with all rights of Empire under any actions to compel performance and other damages under or relating to the Empire Quik-Way Assigned Rights, together with all causes of action that could be the basis for any such actions in the future (the “Empire Quik-Way Actions,” and, together with the Empire Quik-Way Assigned Rights, the “Empire Quik-Way Assigned Rights and Warranties”).

(d) Personal Property: Any and all personal property (whether tangible or intangible) relating to or used in connection with the ownership, leasing or operation of each of the Empire Quik-Way Transferred Sites (collectively, the “Empire Quik-Way Personal Property”).

Section 3.10 Conveyance by EPP Leasing of Leasehold Interests in Company-Operated Sites and Consignment Sites to Quik-Way. At the Effective Time and subject to the terms and conditions contained in this Agreement, EPP Leasing hereby transfers, conveys and assigns to Quik-Way, absolutely and unconditionally, all of EPP Leasing’s right, title and interest in and to the following:

(a) Company-Operated and Consignment Site Lease Agreements: With respect to periods from and after the Effective Time, the lease and related agreements creating EPP Leasing’s leasehold interests in the Sites set forth on Schedule XV hereto (such Sites, collectively, the “EPP Leasing Transferred Sites”) to Quik-Way.

(b) Rights and Warranties: Except as otherwise specified in this Agreement, with respect to periods from and after the Effective Time, any and all assignable permits, license agreements, operating contracts, licenses, franchise agreements and all management, service, supply and maintenance contracts and agreements, and any other assignable agreements, permits or contracts of any nature whatsoever, and all amendments and supplements thereto, relating to the EPP Leasing Transferred Sites (collectively, the “EPP Leasing Assigned Rights”), together with all rights of EPP Leasing under any actions to compel performance and other damages under or relating to the EPP Leasing Assigned Rights, together with all causes of action that could be the basis for any such actions in the future (the “EPP Leasing Actions,” and, together with the EPP Leasing Assigned Rights, the “EPP Leasing Assigned Rights and Warranties,” and the EPP Leasing Assigned Rights and Warranties together with the Quik-Way Assigned Rights and Warranties, the Quik-Way Operating Assigned Rights and Warranties, the EPP Texas Assigned Rights and Warranties, the EPP Atlas Assigned Rights and Warranties, the EPP RW Assigned Rights and Warranties, the Empire OpCo Assigned Rights and Warranties and the Empire Quik-Way Assigned Rights and Warranties, the “Assigned Rights and Warranties”).

(c) Personal Property: Any and all personal property (whether tangible or intangible) relating to or used in connection with the ownership, leasing or operation of each of the EPP Leasing Transferred Sites (collectively, the “EPP Leasing Personal Property”).

Section 3.11 Conveyance by Lilburn of Personal Property to Quik-Way. At the Effective Time and subject to the terms and conditions contained in this Agreement, Lilburn hereby transfers, conveys and assigns to Quik-Way, absolutely and unconditionally, all of Lilburn’s right, title and interest in any and all personal property (whether tangible or intangible) relating to or used in connection with the sale of motor fuel at the Sites listed on Schedule XVIII hereto (collectively, the “Lilburn Personal Property” together with the Quik-Way Personal Property, the Quik-Way Operating Personal Property, the EPP Texas Personal Property, the EPP Besche Personal Property, the EPP Atlas Personal Property, the EPP RW Personal Property, the Empire OpCo Personal Property, the Empire Quik-Way Personal Property, the Sunoco Personal Property and the EPP Leasing Personal Property, the “Personal Property”).

Section 3.12 Conveyances. To effect the transfer and/or assignment of the real property of each applicable Site described above in Sections 3.1 through 3.7 that is owned in fee by the applicable Empire Entity, such Empire Entity shall execute and deliver a deed for the real property comprising any such Site, as identified on and opposite the name of such Site on the applicable Schedule attached hereto, in each case in form acceptable for recordation in the County/Parish in which such Site is located and providing in substance for the special limited non-transferable general warranty of title provided for in Section 3.13(c) below (collectively, the “Deeds”).

Section 3.13 Acceptance of Sites; AS IS; Real Property Title Warranties

(a) Acceptance. Each Empire Entity to which any Site (or any interest in any Site) is conveyed pursuant to Sections 3.1 through 3.11 above hereby accepts the transfer, conveyance and assignment of the Site (or such interest in the Site) and agrees to assume and perform all duties, covenants and obligations of the conveying Empire Party under any and all agreements, documents and instruments affecting such Site from and after the Effective Time.

(b) AS IS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH CONVEYING EMPIRE ENTITY IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SITE OR ANY PROPERTY RELATED THERETO, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EACH EMPIRE ENTITY TO WHICH A SITE IS CONVEYED ACKNOWLEDGES AND AGREES THAT THE CONVEYING EMPIRE ENTITY IS TRANSFERRING, CONVEYING AND ASSIGNING TO SUCH EMPIRE ENTITY AND SUCH EMPIRE ENTITY HEREBY ACCEPTS SUCH SITE (OR THE APPLICABLE INTERESTS IN SUCH SITE) AND THE APPLICABLE RELATED PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS” AND HEREBY ASSUMES ALL ADVERSE MATTERS RELATING THERETO, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS. UPON TRANSFER, CONVEYANCE AND ASSIGNMENT OF EACH SITE TO EACH

APPLICABLE EMPIRE ENTITY, SUCH EMPIRE ENTITY IS HEREBY DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED THE CONVEYING EMPIRE ENTITY FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH SUCH EMPIRE ENTITY MIGHT HAVE ASSERTED OR ALLEGED AGAINST SUCH CONVEYING EMPIRE ENTITY AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING SUCH SITES OR ANY RELATED PROPERTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TRANSFER, CONVEYANCE AND ASSIGNMENT OF THE SITES (OR THE APPLICABLE INTERESTS IN THE SITES) PURSUANT TO THE TERMS OF THIS AGREEMENT.

(c) Real Property Specific Limited Non-Transferable Title Warranties. Notwithstanding the transfer, conveyance and assignment of each Site “AS IS” pursuant to Section 3.11(b) above and/or any other warranties (statutory or otherwise) contained within any Deed, each conveying Empire Entity (each, an “Existing Fee Owner”) hereby warrants title to each applicable Site transferred by Deed pursuant to this Agreement to the applicable accepting Empire Entity (each, a “New Fee Owner”) as set forth in and limited by this Section 3.11(c).

(i) Subject to clause (ii) below, in connection with the transfer, conveyance and assignment of a Site by the applicable Existing Fee Owner to the applicable New Fee Owner, such Existing Fee Owner, does hereby bind such Existing Fee Owner and its successors and assigns, to warrant and forever defend, all and singular, such Site unto the applicable New Fee Owner specified in Sections 3.1 through 3.7 above (successors and assigns being expressly excluded from any such warranty made by such Existing Fee Owner herein), against every person whomsoever lawfully claiming, or to claim the same, or any part thereof in accordance with and strictly limited by the following specific limited non-transferable general warranty of title and not otherwise, such specific limited non-transferable general warranty, as hereinafter set forth, being the only warranty of title made hereunder by the Existing Fee Owner with respect to such Site.

(ii) With respect to each such Site so conveyed by Deed pursuant to this Agreement, the applicable Existing Fee Owner shall pay to the applicable New Fee Owner specified in Sections 3.1 through 3.7 above only any loss sustained by reason of defects, liens or encumbrances existing prior to or at the date of that certain existing Title Policy identified on the applicable Schedule hereto for such Site (each, a “Policy”), issued to the Existing Fee Owner, as the insured thereunder, and not excluded from the coverage of the Policy by the exceptions or by the Conditions and Stipulations thereof, such payment and sole liability hereunder on the part of such Existing Fee Owner not to exceed the amount of the applicable Policy or any proportional reduction or lesser coverage thereunder. Under no circumstances shall any Existing Fee Owner be liable to the applicable New Fee Owner specified in Sections 3.1 through 3.7 above for any sum which is not recoverable or payable to such Existing Fee Owner under the “warrantors coverage” provisions of the applicable Policy or for any loss or claim which is outside or otherwise barred by such Policy; it being the intention of each Existing Fee Owner to limit its exposure with respect the Sites being conveyed by such Existing Fee Owner to any loss incurred by the applicable New Fee Owner specified in Sections 3.1 through 3.7 above resulting from the breach by such Existing Fee Owner of this specific limited non-transferable general warranty to those sums payable to such Existing Fee Owner under the applicable Policy as a “warrantor’s policy,” and no other. Notwithstanding anything to the contrary contained herein, it is the express intent of the applicable Empire Entities that any and all warranties made herein are non-transferable and non-assignable to any future grantee, transferee or assignee. The applicable Empire Entity specified in Sections 3.1 through 3.7 above accepts the transfer, conveyance and assignment of each Site with knowledge that any future grantee, transferee or assignee shall look solely to such New Fee Owner and not be able to look to the applicable Existing Fee Owner for any defects in title to such Site regardless of when any such defect may arise. Any future grantee, transferee or assignee is hereby charged with notice that each Existing Fee Owner’s specific limited non-transferable general warranty of title herein is not assignable or transferable by the applicable New Fee Owner specified in Sections 3.1 through 3.7 above to any such grantee, transferee or assignee of such New Fee Owner.

ARTICLE IV

CONTRIBUTION, ASSUMPTION AND DISTRIBUTIONS

Section 4.1 Contribution by Empire of 100% of the limited liability company interests of each of Quik-Way Operating, Empire Commercial Fueling, BEX-UST, P&S Acquisition, EPP Colorado, Sunoco NC, EPP Atlas, EPP Texas and EPP RW to Services. Empire hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Services its 100% limited liability company interest in each of Quik-Way Operating, Empire Commercial Fueling, BEX-UST, P&S Acquisition, EPP Colorado, Sunoco NC, EPP Atlas, EPP Texas and EPP RW (collectively, the “Services Entities”), in each case as a capital contribution, and Services hereby accepts such limited liability company interests (the “Services Contribution”). Notwithstanding anything in the operating agreement or limited liability company agreement of each Services Entity to the contrary, as applicable, pursuant to the Services Contribution (i) Services is hereby admitted as the sole member of each of the Services Entities and agrees that it is bound by each applicable operating agreement or limited liability company agreement, as the sole member of each Services Entity, (ii) Empire hereby ceases to be a member of each of the Services Entities immediately following Services’ admission to each as described in (i), and (iii) each of the Services Entities hereby continues without dissolution with Services as the sole member of each.

Section 4.2 Contribution by Empire of 100% of the limited liability company interests of each of Services, EPP Leasing, Lilburn, Distribution, EPP Besche and Mirramont Holdings to OpCo. Empire hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OpCo its 100% limited liability company interest in each of Services, EPP Leasing, Lilburn, Distribution, EPP Besche and Mirramont Holdings (collectively, the “OpCo Entities”), in each case as a capital contribution, and OpCo hereby accepts such limited liability company interests (the “OpCo Contribution”). Notwithstanding anything in the operating agreement or limited liability company agreement of each OpCo Entity to the contrary, as applicable, pursuant to the OpCo Contribution (i) OpCo is hereby admitted as the sole member of each of the OpCo Entities and agrees that it is bound by each applicable operating agreement or limited liability company agreement, as the sole member of each OpCo Entity, (ii) Empire hereby ceases to be a member of each of the OpCo Entities immediately following OpCo’s admission to each as described in (i), and (iii) each of the OpCo Entities hereby continues without dissolution with OpCo as the sole member of each.

Section 4.3 Contribution by Empire of 100% of the limited liability company interest of OpCo. Empire hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership its 100% limited liability company interest in OpCo (the “LP Contribution Interest”), as a capital contribution, in exchange for (i) [ ● ] Common Units representing a [ ● ]% limited partner interest in the Partnership, (ii) [ ● ] Subordinated Units representing a [ ● ]% limited partner interest in the Partnership and (iii) the right to receive the Equity Distribution, a portion of which will be used to reimburse Empire for certain capital expenditures it incurred with respect to the contributed assets pursuant to Treasury Regulation Section 1.707-4(d). The Partnership hereby (A) accepts such LP Contribution Interest as a contribution to the capital of the Partnership, and (B) undertakes to pay the Equity Distribution to Empire as contemplated in clause (iii) of this Section 4.3 (the “LP Contribution”). Notwithstanding anything in the limited liability agreement of OpCo to the contrary, pursuant to the LP Contribution (i) Empire hereby ceases to be a member of OpCo and (ii) OpCo hereby continues without dissolution with the Partnership as the sole member of OpCo. In connection with the LP Contribution, the Partnership hereby issues all of the Incentive Distribution Rights to the General Partner.

Section 4.4 Public Cash Contribution. The Parties acknowledge that in connection with the Initial Public Offering, the public, through the Underwriters, have made a capital contribution to the Partnership of approximately $[ ● ] million in cash ($[ ● ] million net to the Partnership after deducting the underwriting discounts and commissions of $[ ● ] million and the Structuring Fee payable to Barclays Capital Inc. and Wells Fargo Securities, LLC) in exchange for the issuance by the Partnership of [ ● ] Common Units, representing a [ ● ]% limited partner interest in the Partnership.

Section 4.5 Payment of the Structuring Fee. The Partnership agrees to pay Barclays Capital Inc. and Wells Fargo Securities, LLC the Structuring Fee.

Section 4.6 Payment of Transaction Costs. The Parties acknowledge the payment by the Partnership of transaction expenses in the amount of approximately $[ ● ] million.

Section 4.7 Distribution of Equity Distribution. The Partnership hereby distributes the Equity Distribution to Empire.

Section 4.8 Contribution of Proceeds to OpCo. The Parties acknowledge the contribution of offering proceeds in the amount of $[ ● ] million to OpCo.

Section 4.9 Repayment of Existing Debt by the Partnership. The Parties acknowledge the repayment of indebtedness under the Existing Credit Facility by the Partnership with a portion of the proceeds described in Section 4.4.

Section 4.10 Entry Into Amended and Restated Credit Facility. The Parties acknowledge the entry into the Amended and Restated Credit Facility by the parties thereto.

Section 4.11 Redemption of Empire’s Initial Limited Partner Interests. For and in consideration of the payment by the Partnership of $1,000 to Empire as a refund of its initial capital contribution to the Partnership, along with any interest or profit that resulted from the investment or other use of such capital contribution, the Partnership hereby redeems all of the initial limited partner interests of Empire.

ARTICLE V

ADDITIONAL TRANSACTIONS

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional [ ● ] Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement less the amount of underwriting discounts and commissions and Structuring Fee, and the Partnership shall use the net proceeds from that exercise to redeem from Empire the number of Common Units issued upon such exercise.

ARTICLE VI

FURTHER ASSURANCES

Section 6.1 From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so, (iii) to provide evidence of any specific transfer, assignment or conveyance made pursuant to this Agreement to an applicable third party without needing to provide this entire Agreement to such third party and (iv) more fully and effectively to carry out the purposes and intent of this Agreement.

Section 6.2 Notwithstanding anything to the contrary in this Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to any Empire Entity of any Site or related asset (i) would result in a violation of applicable law, (ii) cannot be effected due to any defect in the chain of title of such Site or related asset (including the failure of any Empire Entity to have marketable title to any Site or related asset), or (iii) would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement, and such consent, authorization, approval or waiver shall not have been obtained prior to the Effective Time, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof; provided, however, that, subject to compliance with Article VIII, the transactions contemplated in this Agreement shall occur notwithstanding the foregoing. Following the Effective Time, each Empire Entity shall use commercially reasonable efforts, and shall cooperate with each other Empire Entity, to obtain any such required consent, authorization, approval or waiver. To the extent that any Site or related asset cannot be transferred to pursuant to this Agreement at the Effective Time or any transfer is later voided or diminished due to a cause of the type described in clauses (i), (ii) or (iii) of the first sentence of this Section 6.2, each Empire Entity shall use commercially reasonable efforts to enter into such arrangements to provide to the Parties the economic and operational equivalent of the transfer of such Site or related asset as of the Effective Time and the performance by each Empire Entity of its respective obligations with respect thereto.

ARTICLE VII

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Articles II, III and IV of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II, III and IV of this Agreement shall be effective and operative in accordance with Article VIII, without further action by any Party hereto.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Order of Completion of Transactions. The transactions provided for in Articles II, III, IV and V of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article II shall be completed in the order set forth therein; second, following the completion of the transactions provided for in Article II, the transactions provided for in Article III shall be completed in the order set forth therein; third, following the completion of the transactions provided for in Article III, the transactions contemplated in Article IV shall be completed in the order set forth therein; and fourth, following the completion of the transactions provided for in Article IV, the transactions contemplated in Article V, if they occur, shall be completed.

Section 8.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 8.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 8.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 8.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 8.6 Choice of Law. This Agreement shall be subject to and governed by the laws of the state of Delaware. Each Party hereby submits to the jurisdiction of the state and federal courts in the state of Delaware and to venue in the state and federal courts in New Castle County, Delaware.

Section 8.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 8.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 8.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 8.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

EMPIRE PETROLEUM PARTNERS, LLC

By:
Name:
Title:

EMPIRE PETROLEUM PARTNERS, LP

By: EMPIRE PETROLEUM PARTNERS GP, LLC, its general partner

By:
Name:
Title:

EMPIRE PETROLEUM PARTNERS GP, LLC

By:
Name:
Title:

QUIK-WAY RETAIL ASSOCIATES II, LTD.

By: QUIK-WAY GP, LLC, its general partner

By: QUIK-WAY OPERATING, LLC, its sole member

By: EMPIRE PETROLEUM PARTNERS, LLC, its sole member

By:
Name:
Title:

Signature Page to Contribution, Conveyance and Assumption Agreement

EPP–ATLAS ACQUISITION, LLC
EPP–BESCHE ACQUISITION LLC
EPP–COLORADO ACQUISITION, LLC
EMPIRE PETROLEUM OPERATING, LLC
EMPIRE PETROLEUM SERVICES, LLC
EMPIRE PETROLEUM FUEL DISTRIBUTION, LLC
EPP–TEXAS ACQUISITION, LLC
EPP LEASING I, LLC
EPP LEASING – 1550 LILBURN STONE MOUNTAIN, LLC
EPP–RW ACQUISITION, LLC
QUIK-WAY OPERATING, LLC
SUNOCO NORTH CAROLINA ACQUISITION II, LLC

By: EMPIRE PETROLEUM PARTNERS, LLC, its sole member

By:
Name:
Title:

Signature Page to Contribution, Conveyance and Assumption Agreement

APPENDIX A

Attached to and made part of that certain Contribution, Conveyance and Assumption Agreement, dated as of August [ ● ], 2015, by and among Empire Petroleum Partners, LP, a Delaware limited partnership, Empire Petroleum Partners GP, LLC, a Delaware limited liability company, EPP – Atlas Acquisition, LLC, a Delaware limited liability company, EPP – Besche Acquisition LLC, a Delaware limited liability company, Empire Petroleum Operating, LLC, a Delaware limited liability company, Empire Petroleum Services, LLC, a Delaware limited liability company, Empire Petroleum Fuel Distribution, LLC, a Delaware limited liability company, EPP – Texas Acquisition, LLC, a Delaware limited liability company, EPP Leasing I, LLC, a Maryland limited liability company, EPP Leasing – 1550 Lilburn Stone Mountain, LLC, a Delaware limited liability company, EPP – RW Acquisition, LLC, a Delaware limited liability company, Sunoco North Carolina Acquisition II, LLC, a Maryland limited liability company, Quik-Way Retail Associates II, Ltd., a Texas limited partnership, Quik-Way Operating, LLC, a Delaware limited liability company, and Empire Petroleum Partners, LLC, a Delaware limited liability company.

“Agreement” has the meaning assigned to such term in the preamble.

“Amended and Restated Credit Facility” means that certain amended and restated credit facility, to be entered into in connection with the closing of the Initial Public Offering, a form of which is included as an exhibit to the Registration Statement.

“Assigned Rights and Warranties” has the meaning set forth in Section 3.10.

“BEX-UST” has the meaning assigned to such term in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” means a common unit representing a limited partner interest in the Partnership. The term “Common Unit” does not include a Subordinated Unit prior to its conversion into a Common Unit pursuant to the terms of the Partnership Agreement.

“Company-Operated Site” means any Site at which any Empire Entity conducts retail sales of motor fuel in connection with its operation of the Site.

“Consignment Site” means any Site at which any Empire Entity conducts retail sales of motor fuel pursuant to a consignment agreement with a commission agent.

“Dealer-Operated Site” means any Site to which any Empire Entity distributes motor fuel for resale by a third-party dealer.

“Deeds” has the meaning set forth in Section 3.12.

“Delaware LLC Act” has the meaning assigned to such term in the Recitals.

“Delaware LP Act” has the meaning assigned to such term in the Recitals.

“Distribution” has the meaning assigned to such term in the Recitals.

“Effective Time” means immediately prior to the closing of the initial public offering pursuant to the Underwriting Agreement.

“Empire” has the meaning assigned to such term in the preamble.

“Empire/OpCo Transferred Sites” has the meaning set forth in Section 3.8(a).

“Empire/Quik-Way Transferred Sites” has the meaning set forth in Section 3.9(a).

“Empire Commercial Fueling” has the meaning assigned to such term in the Recitals.

“Empire Entity” means any of the Parties and any subsidiary of any Party.

“Empire OpCo Actions” has the meaning set forth in Section 3.8(c).

“Empire OpCo Assigned Rights” has the meaning set forth in Section 3.8(c).

“Empire OpCo Assigned Rights and Warranties” has the meaning set forth in Section 3.8(c).

“Empire OpCo Personal Property” has the meaning set forth in Section 3.8(d).

“Empire Quik-Way Actions” has the meaning set forth in Section 3.9(c).

“Empire Quik-Way Assigned Rights” has the meaning set forth in Section 3.9(c).

“Empire Quik-Way Assigned Rights and Warranties” has the meaning set forth in Section 3.9(c).

“Empire Quik-Way Personal Property” has the meaning set forth in Section 3.9(d).

“EPP Atlas” has the meaning assigned to such term in the preamble.

“EPP Atlas Actions” has the meaning set forth in Section 3.6(c).

“EPP Atlas Assigned Rights” has the meaning set forth in Section 3.6(c).

“EPP Atlas Assigned Rights and Warranties” has the meaning set forth in Section 3.6(c).

“EPP Atlas Personal Property” has the meaning set forth in Section 3.6(d).

“EPP Atlas Transferred Fee Sites” has the meaning set forth in Section 3.6.

“EPP Atlas Transferred Sites” has the meaning set forth in Section 3.6(a).

“EPP Besche” has the meaning assigned to such term in the preamble.

“EPP Besche Personal Property” has the meaning set forth in Section 3.5(c).

“EPP Colorado” has the meaning assigned to such term in the Recitals.

“EPP Leasing” has the meaning assigned to such term in the preamble.

“EPP Leasing Actions” has the meaning set forth in 3.10(b).

“EPP Leasing Assigned Rights” has the meaning set forth in Section 3.10(b).

“EPP Leasing Assigned Rights and Warranties” has the meaning set forth in Section 3.10(b).

“EPP Leasing Personal Property” has the meaning set forth in Section 3.10(c).

“EPP Leasing Transferred Sites” has the meaning set forth in Section 3.10(a).

“EPP RW” has the meaning assigned to such term in the preamble.

“EPP RW Assigned Actions” has the meaning set forth in Section 3.7(b).

“EPP RW Assigned Rights” has the meaning set forth in Section 3.7(b).

“EPP RW Assigned Rights and Warranties” has the meaning set forth in Section 3.7(b).

“EPP RW Personal Property” has the meaning set forth in Section 3.7(c).

“EPP RW Transferred Sites” has the meaning set forth in Section 3.7.

“EPP Texas” has the meaning assigned to such term in the preamble.

“EPP Texas Actions” has the meaning set forth in Section 3.4(b).

“EPP Texas Assigned Rights” has the meaning set forth in Section 3.3(b).

“EPP Texas Assigned Rights and Warranties” has the meaning set forth in Section 3.4(b).

“EPP Texas Personal Property” has the meaning set forth in Section 3.4(c).

“EPP Texas Transferred Sites” has the meaning set forth in Section 3.4.

“Equity Distribution” has the meaning assigned to such term in the Recitals.

“Existing Credit Facility” means that certain Credit Agreement dated as of October 18, 2013, among Empire Petroleum Partners, LLC, certain subsidiaries of Empire Petroleum Partners, LLC, the lenders party thereto, Regions Bank, as Administrative Agent and Collateral Agent, Wells Fargo Bank, National Association, as Syndication Agent and The Huntington National Bank, as Documentation Agent, as amended to date.

“Fee Site” has the meaning assigned to such term in the Recitals.

“General Partner” has the meaning assigned to such term in the preamble.

“Incentive Distribution Rights” means a limited partner interest in the Partnership having the rights and obligations specified with respect to Incentive Distribution Rights in the Partnership Agreement (and no other rights otherwise available to or other obligations of a holder of an equity interest in the Partnership).

“Initial Public Offering” means the initial public offering of common units representing limited partner interests in the Partnership pursuant to the Registration Statement.

“Lease Sites” has the meaning assigned to such term in the Recitals.

“Lilburn” has the meaning assigned to such term in the preamble.

“LP Contribution” has the meaning set forth in Section 4.3.

“LP Contribution Interest” has the meaning set forth in Section 4.3.

“Mirramont Holdings” has the meaning assigned to such term in the Recitals.

“Motor Fuel Purchase Agreement” refers to any agreement between any Empire Entity and a major oil company pursuant to which an Empire Entity purchases branded or unbranded motor fuel.

“OpCo” has the meaning assigned to such term in the preamble.

“OpCo Contribution” has the meaning set forth in Section 4.2.

“OpCo Entities” has the meaning set forth in Section 4.2.

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

“P&S Acquisition” has the meaning assigned to such term in the Recitals.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Empire Petroleum Partners, LP dated as of August [ ● ], 2015.

“Party” and “Parties” has the meaning assigned to such term in the preamble.

“Personal Property” has the meaning set forth in Section 3.11.

“Quik-Way” has the meaning assigned to such term in the preamble.

“Quik-Way Actions” has the meaning set forth in section 3.1(c).

“Quik-Way Assigned Rights” has the meaning set forth in Section 3.1(c).

“Quik-Way Assigned Rights and Warranties” has the meaning set forth in Section 3.1(c).

“Quik-Way Operating” has the meaning assigned to such term in the preamble.

“Quik-Way Operating Actions” has the meaning set forth in Section 3.2(c).

“Quik-Way Operating Assigned Rights” has the meaning set forth in Section 3.2(c).

“Quik-Way Operating Assigned Rights and Warranties” has the meaning set forth in Section 3.2(c).

“Quik-Way Operating Personal Property” has the meaning set forth in Section 3.2(d).

“Quik-Way Operating Transferred Sites” has the meaning set forth in Section 3.2.

“Quik-Way Personal Property” has the meaning set forth in Section 3.1(d).

“Quik-Way Transferred Fee Sites” has the meaning set forth in Section 3.1.

“Quik-Way Transferred Sites” has the meaning set forth in Section 3.1(a).

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-204081), as amended and effective at the Effective Time.

“Services” has the meaning assigned to such term in the preamble.

“Services Contribution” has the meaning set forth in Section 4.1.

“Services Entities” has the meaning set forth in Section 4.1.

“Sites” has the meaning assigned to such term in the Recitals.

“Structuring Fee” means a fee for certain advisory services equal to [ ● ]% of the gross proceeds of the sale of Common Units pursuant to the Underwriting Agreement, including pursuant to any exercise of the Over-Allotment Option.

“Subordinated Units” means a limited partner interest in the Partnership having the rights and obligations specified with respect to Subordinated Units in the Partnership Agreement. The term “Subordinated Unit” does not include a Common Unit. A Subordinated Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Sunoco NC” has the meaning assigned to such term in the preamble.

“Supply Agreement” means an agreement pursuant to which any Empire Entity distributes motor fuel between Empire or any of its subsidiaries and an independent motor fuel dealer.

“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.

“Underwriters” means those underwriters set forth on Schedule I to the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement by and among Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the Underwriters, the General Partner and the Partnership dated as of August [ ● ], 2015.